Exhibit 6

Credit Suisse First Boston
Asian Investment Conference 2003

David Clarke	Chief Executive Officer BT Financial Group

March 2003

Westpac at a glance

•                              Established 1817

•                              Top 100 bank globally

•                              Core markets of Australia, New Zealand and near Pacific

•                              7.5 million customers

•                              Leader in sustainability

Sept 2002
5 year EPS CAGR	11%
Return on equity	21%
Dividend yield(1)	5.1%
Total assets	A$191bn
Market cap(2)	A$26bn

(1)                                  As at 30 September 2002

(2)                                  As at March 2003

2

Low risk profile

•                              Focused on core markets

•                              Diversified, low risk, lending portfolio

•                              Strong asset quality and excellent provisioning coverage

•                              Right size/composition wealth management business

•                              Significantly de-risked income streams in 2002

•                              Strong cash flow generation

3

Rebalancing the business mix

Corporate activity

•                              AGC divestment

•                              Rothschild acquisition

•                              Hastings acquisition

•                              BT Financial Group acquisition

Core strategic rationale

•                              Low growth/higher risk business

•                              Rated funds and distribution

•                              Infrastructure expertise

•                              Platform and product capability, funds scale

4

The New BT Financial Group

•                              $43 billion in funds under management

•                              5th largest retail fund manager in Australia

•                              Largest Wrap platform provider

•                              8th largest corporate super provider

•                              2nd largest margin lender

•                              Broad distribution reach

5

Wealth management – capability across value chain

Customers

•                              7.5 Million Westpac customers

•                              Access to non- Westpac customers though EFA networks

Distribution & Advice

•                              670 Westpac planners & advisers

•                              Over 15,000 EFAs

Bundling Platform

•                              Leading wrap, margin lending and corporate super platforms

Product Manufacture

•                              Broad product range

•                              Proven servicing capability

Investment Management

•                              Core Australian equites style

•                              External managers for International funds

Back Office

•                              Outsourced partners for custody

•                              Centralised back office servicing centre

6

Integration strategy

•                              Management team in early

•                              Specialist project management skills applied

•                              Integration separated from core business

•                              Program well advanced prior to settlement

•                              Progressive delivery of results

7

Integration progress

8

Synergies now higher

9

BT Value – sensitivity analysis

•                              At acquisition, $900m consideration equated to 81% of assessed value

•                              Present value of additional synergies identified ~ $230 million

•             $37million p.a. in additional ongoing synergies

•             $27 million in additional one-off costs to extract synergies

•                              Additional value of synergies equivalent to attracting around $5 billion in retail funds under management

10

Strategic priorities

Customers

•                              Dedicated retention stream

•                              Brand campaign

•                              Single customer view

Distribution & Advice

•                              Premium conference

•                              Advisor roadshows

•                              Financial planner roadshows

•                              Alignment of financial planners

•                              Researcher forums

Bundling Platform

•                              Wrap to internal planners

•                              New client infiltration

Product Manufacture

•                              Partner series

•                              Alliance partner marketing

•                              Structured products

Investment Management

•                              Process enhancement in Australian equities

•                              Strengthen team

•                              Reinvigorate gatekeeper/ research house relationships

Back Office

•                              Rationalise providers

•                              Remove duplication across 3 businesses

•                              Centralise operations

11

Investment management strategy

•                              Manufacture internally where we have skill and can create value – Australian equities/fixed interest/cash

•                              Active, core investment management style

•             proprietary research

•             sophisticated risk tools

•             seeking multiple sources of alpha

•             targeting high information ratio

•                              Best-of-breed alliances for international asset classes

•             Putnam, BlackRock, Grosvenor, AEW

12

Investment management performance

13

Wrap – a key competitive advantage

•                              Investment and superannuation administration service

•                              ‘Wraps around’ a portfolio of cash, shares and managed funds

•                              Scaleable on-line platform

•                              Adviser tool:

•             Eliminates low value activities

•             Assists provide advice and strengthens relationships

•             Enhances productivity

14

Wrap – fastest growing sector in the market

15

Wealth management - measuring success

•                              Integration

•             Achieving key milestones

•             Delivering synergies

•                              Restoring fund inflows

•                              Continued growth in Wrap market share

•                              Leverage Westpac’s 7.5 million customer base

16

Westpac – year to date

•                              System credit growth continues ahead of expectations

•                              Risk weighted asset growth boosted by $NZ appreciation

•                              Asset quality improved

•                              Banking businesses in Australia and New Zealand in excellent shape

•                              Wealth management performance impacted by sector trends

17

Credit growth trends

18

Looking ahead

•                              In November 2002, we articulated our expectation for cash EPS# growth of 7% - 9% in 2002/03

•                              Given global uncertainties, the balance of risks at the time was on the downside

•                              To date, downside risks have yet to materialise

•                              Core businesses continue to perform well

# Cash earnings refers to “Underlying” cash earnings.  Cash earnings equals Net Profit After Tax less distributions on hybrid instruments plus goodwill.  Underlying cash earnings also excludes significant items.

19

Disclaimer

The material contained in the following presentation is intended to be general background information on Westpac Banking Corporation and its activities as at 27 March 2003.

The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs.

20

Credit Suisse First Boston

Asian Investment Conference 2003

David Clarke	Chief Executive Officer BT Financial Group

March 2003

21

Investor Discussion Pack

David Clarke	Chief Executive Officer, BT Financial Group
Graeme Johnson	Chief Financial Officer, BT Financial Group
Andrew Bowden	Head of Investor Relations, Westpac

March 2003

Westpac at a glance

•                              Full range of financial services with complementary activities in wealth management, insurance and custody

•                              1,057 branches and in-store branches

•                              2,049 ATM’s

•                              Over 75,000 EFTPOS  terminals

•                              24hour/7 day telephone and internet banking services

Consistent shareholder returns

Oliver, Wyman & Company global Shareholder Performance Index(1) (SPITM) - 2002

(1)   Shareholder Performance Index – annual benchmark for volatility-adjusted shareholder value performance amongst the largest financial institutions in the world over 5 years.

Dividends

•                              Dividends up 13% in 2002

•                              5 year CAGR 12% p.a.

•                              Pay-out ratio on underlying cash earnings increased from 59% to 61%

•                              Dividend yield approx 5.1%, fully franked

•                              In 2001/02, $400m returned to shareholders via buy-back

Customer franchise

Customer numbers

Australia	6.0m
New Zealand	1.3m
Other	0.2m
Total	7.5m

Relationship with:

•                              1 in 5 Australians and

•                              1 in 3 New Zealanders

Points of differentiation

•                              Strategy

•             Focused on core markets of Australia, New Zealand and near Pacific

•             Customer centric organisational structure

•             Balanced wealth management position

•                              Customer franchise

•             # 1 or # 2 market share in major customer segments in Australia and New Zealand

•             Customer based skewed to higher value segments

•                              Low risk

•             De-risked income streams

•             Further improvement in asset quality, and sound provisioning coverage

•             Strong surplus capital generation capacity

•             Australia/NZ focus with relatively low international exposures

•                              Leader in sustainability

•             Highly committed workforce

•             Number 1 Dow Jones Sustainability Index (2002/03)

•             Number 1 Sydney Morning Herald / The Age Good Reputation Index (2002)

Credit quality sound

No signs of stress across the portfolio

Housing market - state of play

•                              Growth in system housing lending has

been strong, increasing over 19% for 50% year to September 200240%

•                              Market growth supported by:30%

•             Increase in investment loans

•             Tail end of government subsidy for first home owners

•             Regearing of the housing sector as Australia has shifted to a lower inflationary environment

•                              Significant house price increases of circa 40% over last two years

•                              Despite these factors, affordability is  not stretched and household debt has not significantly increased as a proportion of household wealth

•                              System housing volumes expected to ease

Housing portfolio quality

•                              100% mortgage insurance where Loan to value (LVR) ratio > 80%

•                              Insurance required for loans > $1.3M and LVR > 70%

•                              Delinquencies continue to decline

•                              Over 70% of borrowers paying in excess of scheduled repayments

•                              Long run losses less than 3 basis points

•                              More rigorous criteria for potential property hot spots, eg CBD apartments

•                              Key statistics

•             Average maturity                                            3.7 yrs

•             Average initial loan to value ratio                61%

Stress testing mortgage portfolio

•                              Detailed stress testing completed to determine expected losses under more severe economic conditions.  Tested separately and jointly for:

•             up to a 4 percentage point increase in cash rates;

•             20 per cent decline in housing prices; and

•             a 200 basis point increase in the unemployment rate

•                              Behaviour of the investment portfolio closely tracks that of the owner occupied portfolio

Interest rate % pa	6.5%	8.5%	10.5%
Individual effect $m	0.0	2.2	5.2

Price fall %	0%	10%	20%
Individual effect $m	0.0	6.8	20.3

Unemployment rate	6.3%	7.3%	8.3%

Individual effect $m	0.0	1.6	3.3
Total effect $m (1) (Maximum additional expected loss if all economic factors coincided)	0.0	15.5	64.3
Total write-offs $m(2)	6.7	22.2	71.0
Total write-offs bps(2)	0.9	3.1	10.1

(1)                      Individual effects do not sum to the total effect because the impact of each of the individual effects is multiplicative in the model

(2)                      Total write-offs on residential mortgage products should all factors coincide

Wealth Management

Wealth management – points of differentiation

•                              Consistent and disciplined acquisition approach

•                              Investment consistent with the size of the wealth management opportunity

•                              Full control

•                              Developing capability across the value chain

•                              Leading Wrap capability – the fastest growing segment in the market

•                              Open architecture model

Rebalanced business mix

Corporate activity

•                              AGC divestment

•                              Rothschild acquisition

•                              Hastings acquisition

•                              BT Financial Group acquisition

Core strategic rationale

•                              Low growth/higher risk business

•                              Rated funds & distribution

•                              Infrastructure expertise

•                              Platform and product capability, funds scale

•                              Near-term strategic agenda complete

•                              Integration and transition of BT and Rothschild creating some near term earnings dilution

•                              Rebalancing business mix has improved growth trajectory while retaining ROE ~ 20%

Cumulative earnings impact of recent transactions

Estimated at Oct 02	2003	2004	2005

Net AGC earnings foregone(1)	(68)	(51)	(56)
Acquisitions
RAAM	6	10	13
BT	(18)	(11)	7
Hastings	4	5	6
Total	(8)	4	26
Funding of buyback	(14)	(14)	(14)
Net cash earnings	(90)	(61)	(44)
Number of shares pre buy-back	1,832	1,852	1,872
Post buyback shares	1,807	1,827	1,847
Earnings impact	(2.6)%	(1.1)%	(0.3)%

(1)                      Incorporates AGC earnings forgone, earnings on cash proceeds received and earnings on business portfolio re-acquired

The New BT Financial Group

•                              $43 billion in funds under management

•                              5th largest retail fund manager in Australia

•                              Largest Wrap platform provider

•                              8th largest corporate super provider

•                              2nd largest margin lender

•                              Broad distribution reach

Wealth management – capability across value chain

Customers

•                              7.5 Million Westpac customers

•                              Access to non-Westpac customers though EFA networks

Distribution & Advice

•                              670 Westpac planners & advisers

•                              Over 15,000 EFAs

Bundling Platform

•                              Leading wrap, margin lending and corporate super platforms

Product Manufacture

•                              Broad product range

•                              Proven servicing capability

Investment Management

•                              Core Australian equites style

•                              External managers for International funds

Back Office

•                              Outsourced partners for custody

•                              Centralised back office servicing centre

Integration strategy

•                              Management team in early

•                              Specialist project management skills applied

•                              Integration separated from core business

•                              Program well advanced prior to settlement

•                              Progressive delivery of results

Integration progress

Synergies now higher

BT Value – sensitivity analysis

•                              At acquisition, $900m consideration equated to 81% of assessed value

•                              Present value of additional synergies identified ~ $230 million

•             $37million p.a. in additional ongoing synergies

•             $27 million in additional one-off costs to extract synergies

•                              Additional value of synergies equivalent to attracting around $5 billion in retail funds under management

Strategic priorities

Customers

•                              Dedicated retention stream

•                              Brand campaign

•                              Single customer view

Distribution & Advice

•                              Premium conference

•                              Advisor roadshows

•                              Financial planner roadshows

•                              Alignment of financial planners

•                              Researcher forums

Bundling Platform

•                              Wrap to internal planners

•                              New client infiltration

Product Manufacture

•                              Partner series

•                              Alliance partner marketing

•                              Structured products

Investment Management

•                              Process enhancement in Australian equities

•                              Strengthen team

•                              Reinvigorate gatekeeper/ research house relationships

Back Office

•                              Rationalise providers

•                              Remove duplication across 3 businesses

•                              Centralise operations

Investment management strategy

•                              Manufacture internally where we have skill and create value — Australian equities/fixed interest/cash

•                              Active, core investment management style

•             proprietary research - sophisticated risk tools

•             seeking multiple sources of alpha - targeting high information ratio

•                              Best-of-breed alliances for international asset classes

•             Putnam, BlackRock, Grosvenor, AEW

Investment management performance

Wrap – a key competitive advantage

•                              Investment and superannuation administration service

•                              ‘Wraps around’ a portfolio of cash, shares and managed funds

•                              Scaleable on-line platform

•                              Adviser tool:

•                        Eliminates low value activities

•                        Assists provide advice and strengthens relationships

•                        Enhances productivity

Wrap – fastest growing sector in the market

Wealth management - measuring success

•                              Integration

•             Achieving key milestones

•             Delivering synergies

•                              Restoring fund inflows

•                              Continued growth in Wrap market share

•                              Leverage Westpac’s 7.5 million customer base

Outlook

Economic outlook

•                              Australian economic growth to remain ahead of the international average - 3% in 2002/03, 3.5% in 2003/04

•                              In 2003, solid business investment and consumer demand offset by weaker agricultural contribution

•                              Little change in other key economic aggregates including unemployment and inflation,

•                              Interest rates expected to remain on hold until mid 2004

Westpac – year to date

•                              System credit growth continues ahead of expectations

•                              Risk asset growth boosted by $NZ appreciation

•                              Asset quality improved

•                              Banking businesses in Australia and New Zealand in excellent shape

•                              Sector trends impacting wealth management performance

Credit growth trends

Looking ahead

•                              In November 2002, we articulated our expectation for cash EPS# growth of 7% - 9% in 2002/03

•                              Given global uncertainties, the balance of risks at the time was on the downside

•                              To date, downside risks have yet to materialise

•                              Core businesses continue to perform well

# Cash earnings refers to “Underlying” cash earnings.  Cash earnings equals Net Profit After Tax less distributions on hybrid instruments plus goodwill.  Underlying cash earnings also excludes significant items.

Supplementary Slides

Retail funds under management

•                              Despite outflows, Westpac remained the 5th largest retail fund manager

•                              ASSIRT excludes inflows into Westpac’s CMA Investor option totalling +$1.5bn in December 2002 quarter quarter

Wealth funds under management

•                               Institutional business strong -$700m in new mandates since December

•                               Funds flow largely tracking expectations

•                               Expect funds net outflow until Dec 03, tracking the market in 04 before rising in 05

•                               Should funds outflow exceed expectations by $1bn this impacts valuation by approx $40m

December quarter 2002

Applications ($M)		1,264.60
Redemptions ($M)	-	2,887.80
Westpac (Sagitta/BT) netflows	-	1,623.20

* Indicative stock of funds under management assuming 0% investment returns

Market share of key business products

Product	Market share	Rank	Share of new business	Rank
Retail	10.6%	5	0%	63
			(net outflows)
Corporate super	5.2%	8	7.6%	6
Wrap & master trust	10.3%	4	17.8%	1	*
Margin lending	15.5%	2	27.6%	na

Sources:	Retail & Wrap, ASSIRT Dec 2002 market share report. Corporate Super, Dexx&r Sep02 Market Share report. Margin Lending, internal research. No market data available.

*	Equal 1st

Wealth management – combined FUM

Australian funds under management – Dec 02

Asset class	WBC	Rothschild	BT	Total
	$bn	$bn	$bn	$bn
Cash and liquid assets	5.6	0.2	2.2	8
Australian fixed interest	3.5	2.0	1.1	6.6
International fixed interest	0.9	0.8	0.8	2.5
Property	1.6	1.7	0.6	3.9
Australian equities	5.1	2.4	2.7	10.2
International equities	2.7	1.8	4.5	9.0
Other	2.2	0.2	0	2.4
Total FUM	21.6	9.1	13.2	42.6

Other includes FX, currency, and asset allocation

Wealth management - changes in researcher ratings

Asset Class	Researcher	Was	To
Small Cap	Investor Web	Buy	Buy*
Small Cap	Lonsec	Hold	Hold
GRF	Van Eyk	N/R	Buy
Partner Series	Lonsec & Count	N/R	Approved
BT International	Count	Hold	Buy
Multimanager	Count	W’sale only	Buy**
BT International	AMP	Hold	Buy

*    Retained Buy

**  Buy – wholesale, retail and super

Total exposure by booking office(1)

	Australia	NZ / Pacific	Americas		Europe		Asia ex Japan		Japan		Group
AAA to AA-	32,833	6,663	1,786		803		85		160		42,331
A+ to A-	12,978	2,704	2,619		2,334		5		3		20,643
BBB+ to BBB-	19,385	4,772	1,043		2,068		26		0		27,293
BB+ to B+	30,542	6,080	277	(4)	273	(4)	29	(4)	60	(4)	37,260
<B+	1,324	518	250	(4)	91	(4)	61	(4)	13	(4)	2,256
Secured consumer(2)	67,835	12,352	0		0		0		0		80,187
Unsecured consumer(3)	6,482	937	0		0		0		0		7,419
	171,380	34,025	5,974		5,570		206		236		217,390

(1)                 As at 30 September 2002

(2)                 Includes  mortgages for housing, investment property loans, equity access loans and margin lending.

(3)                 Credit cards and personal loans.

(4)                 Remaining offshore sub investment grade exposures represents 0.5% of TCE.

Telco and energy exposures

Exposure to telco and energy sectors*

$bn	Telco	Energy	Total non investment grade
WBC	1.5	3.5	0.7
NAB	2.7	10.9	2.0
ANZ	5.5	9.6	4.0

*  Source: Merrill Lynch

Analysis of margin dynamics

	2001	H1 2002	H2 2002	2002	2003*
Reported margin	3.11	2.90	2.70	2.80
Impact of bill acceptance funding	—	0.15	0.20	0.18	0.20
Impact of AGC sale	—	—	0.09	0.05	0.16
Normalised margin	3.11	3.05	2.99	3.03

* Full year carry-over impact of 2002 items

	2001	2002
	Margin	Net Interest Income $m	Average Balance $m	Margin
Australia (excl bills)	3.08	3,270	109,428	2.99
Bill acceptances	—	—	9,338	—
Australia reported	3.08	3,270	118,766	2.75
New Zealand	3.28	861	26,372	3.26
Other overseas	1.03	154	23,825	0.65
Group	3.11	4,285	153,124	2.80

Note: Bill acceptances equal average increase in interest bearing assets

Capital levels comfortable

* Prior to change in APRA deductions

Full year earnings reconciliation

	twelve months to: 30 Sept. 2002					twelve months to: 30 Sept. 2001
$m	Reported results	Individually significant items	Underlying Business	AGC(1)	Ongoing business	Reported results	Accounting change	Underlying Business	AGC	Ongoing business
Interest income (incl.gross up)	9,359	—	9,359	713	8,646	10,407	—	10,407	1,105	9,302
Interest expense	(5,074)	—	(5,074)	(397)	(4,677)	(6,207)	—	(6,207)	(615)	(5,592)
Net interest income (incl. gross up)	4,285	—	4,285	316	3,969	4,200	—	4,200	490	3,710
Total non-interest income	2,978	460	2,518	49	2,469	2,537	63	2,474	59	2,415
Net operating income (incl. gross up)	7,263	460	6,803	365	6,438	6,737	63	6,674	549	6,125
Operating expenses	—	—
Salaries and other staff expenses	(1,829)	(221)	(1,608)	(39)	(1,569)	(1,744)	—	(1,744)	(59)	(1,685)
Equipment and occupancy	(589)	—	(589)	(18)	(571)	(648)	—	(648)	(33)	(615)
Other expenses	(1,477)	(222)	(1,255)	(37)	(1,218)	(1,080)	—	(1,080)	(51)	(1,029)
Total operating expenses (excl amortisation of goodwill)	(3,895)	(443)	(3,452)	(94)	(3,358)	(3,472)	—	(3,472)	(143)	(3,329)
Core earnings			0	271	-271	3,265		3,265	406	2,859
Amortisation of goodwill	(100)	—	(100)	—	(100)	(98)	—	(98)	—	(98)
Operating profit before bad & doubtful debts (incl gross up)	3,268	17	3,251	271	2,980	3,167	63	3,104	406	2,698
Bad and doubtful debts	(461)	—	(461)	(101)	(360)	(433)	—	(433)	(158)	(275)
Profit from ordinary activities before income tax (incl. gross up)	2,807	17	2790	170	2620	2,734	63	2,671	248	2,423
Fully tax equivalent gross up	(139)	(139)	—	(139)	(149)	—	(149)	—	(149)
Profit before income tax	2,668	17	2,651	170	2,481	2,585	63	2,522	248	2,274
Income tax expense	(471)	164	(635)	(64)	(571)	(677)	(14)	(663)	(96)	(567)
Net profit attributable to outside equity interests	(5)	—	(5)	—	(5)	(5)	—	(5)	—	(5)
Net profit attributable to equity holders	2,192	181	2,011	106	1,905	1,903	49	1,854	152	1,702
Net profit attributable to equity	2,192	181	2,011	106	1,905	1,903	49	1,854	152	1,702
Goodwill	100	—	100	—	100	98	—	98	—	98
Distributions on other equity instruments	(48)	—	(48)	—	(48)	(51)	—	(51)	—	(51)
Cash earnings	2,244	181	2,063	106	1,957	1,950	49	1,901	152	1,749
Cash earnings (cents) per ordinary share	123.8		113.9		108.0	108.3		105.6		97.1

(1)               Includes 8 months of AGC profit

Half-on-half earnings reconciliation

	30 Sept. 2002					31 March. 2002
$m	Reported results	Individually significant items	Underlying Business	AGC	Ongoing business	Reported results	Accounting change	Underlying Business	AGC	Ongoing business

Interest income (incl. gross up)	4,688	—	4,688	178	4,510	4,671	—	4,671	535	4,136
Interest expense	(2,563)	—	(2,563)	(105)	(2,458)	(2,511)	—	(2,511)	(292)	(2,219)
Net interest income (incl. gross up)	2,125	—	2,125	73	2,052	2,160	—	2,160	243	1,917
Total non-interest income	1,616	400	1,216	12	1,204	1,362	60	1,302	37	1,265
Net operating income (incl. gross up)	3,741	400	3,341	85	3,256	3,522	60	3,462	280	3,182
Operating expenses
Salaries and other staff expenses	(1,006)	(221)	(785)	(10)	(775)	(823)	—	(823)	(29)	(794)
Equipment and occupancy expenses	(298)	—	(298)	(5)	(293)	(291)	—	(291)	(13)	(278)
Other expenses	(852)	(222)	(630)	(10)	(620)	(625)	—	(625)	(27)	(598)
Operating expenses (excl goodwill)	(2,156)	(443)	(1,713)	(25)	(1,688)	(1,739)	—	(1,739)	(69)	(1,670)
Amortisation of goodwill	(51)	—	(51)	—	(51)	(49)	—	(49)	0	(49)
Operating profit before bad debts	1,534	(43)	1,577	60	1,517	1,734	60	1,674	211	1,463
Bad and doubtful debts	(190)	—	(190)	(31)	(159)	(271)	—	(271)	(70)	(201)
Profit from ordinary activities before income tax (incl. gross up)	1,344	(43)	1,387	29	1,358	1,463	60	1,403	141	1,262
Fully tax equivalent gross up	(72)	—	(72)	—	(72)	(67)	0	(67)	—	(67)
Profit before income tax	1,272	(43)	1,315	29	1,286	1,396	60	1,336	141	1,195
Income tax expense	(95)	178	(273)	(16)	(257)	(376)	(14)	(362)	(48)	(314)
Net profit attributable to outside equity	(3)	—	(3)	—	(3)	(2)	—	(2)	—	(2)
Net profit	1,174	135	1,039	13	1,026	1,018	46	972	93	879
Net profit attributable to equity holders	1,174	135	1,039	13	1,026	1,018	46	972	93	879
Goodwill	51	—	51	—	51	49	—	49	—	49
Distributions on other equity	(23)	—	(23)	—	(23)	(25)	—	(25)	—	(25)
Cash earnings	1,202		1,067	13	1,054	1,042		996	93	903
Cash earnings (cents) per share	66		59		58	58		55		50

Disclaimer

The material contained in the following presentation is intended to be general background information on Westpac Banking Corporation and its activities as at 27 March 2003.

The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs.